LEONARD E. NEILSON
                                 ATTORNEY AT LAW
                            8160 South Highland Drive
                                    Suite 209
                                Sandy, Utah 84093
Phone:  (801) 733-0800                                      Fax:  (801) 733-0808

                                  June 12, 2001



Securities and Exchange Commission
Office of Document Control
450 Fifth Street N.W.
Washington, D.C. 20549

VIA:  EDGARLink

         Re:      Medisys Technologies, Inc.
                  Registration No. 333-35998
                  Prospectus Supplement No. 4

To Whom It May Concern:

         Please  find  herewith   transmitted   by  EDGARLink,   the  Prospectus
Supplement No. 4 pursuant to Rule 424(b)(3) of the Securities Act of 1933, as amended, filed on behalf of Medisys Technologies, Inc.

         Please direct all correspondences concerning this filing and Medisys Technologies, Inc. to this office.


                                             Yours truly,


                                             By: /s/ Leonard E. Neilson
                                             --------------------------
                                                     Leonard E. Neilson
:ae
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